N E W S R E L E A S E

CONTACT: Paul Seavey                             FOR IMMEDIATE RELEASE
(312) 279-1488                                     July 21, 2014

ELS REPORTS SECOND QUARTER RESULTS
Continued Stable Core Performance

CHICAGO, IL – July 21, 2014 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and six months ended June 30, 2014. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter Ended June 30, 2014
Normalized Funds from Operations (“Normalized FFO”) increased $5.3 million, or $0.06 per common share, to $57.6 million, or $0.63 per common share, compared to $52.3 million, or $0.57 per common share, for the same period in 2013. Funds from Operations (“FFO”) increased $6.7 million, or $0.07 per common share, to $57.6 million, or $0.63 per common share, compared to $50.8 million, or $0.56 per common share, for the same period in 2013. Net income available for common stockholders increased $7.6 million, or $0.09 per common share, to $25.5 million, or $0.30 per common share, compared to $17.9 million, or $0.21 per common share, for the same period in 2013.
Portfolio Performance
For the quarter ended June 30, 2014, property operating revenues, excluding deferrals, increased $8.9 million to $178.4 million compared to $169.5 million for the same period in 2013. For the six months ended June 30, 2014, property operating revenues, excluding deferrals, increased $19.4 million to $364.8 million compared to $345.4 million for the same period in 2013. For the quarter ended June 30, 2014, income from property operations, excluding deferrals, increased $6.2 million to $100.7 million compared to $94.5 million for the same period in 2013. For the six months ended June 30, 2014, income from property operations, excluding deferrals, increased $12.9 million to $211.6 million compared to $198.7 million for the same period in 2013.
For the quarter ended June 30, 2014, Core property operating revenues increased approximately 2.9 percent and income from Core property operations increased approximately 4.1 percent compared to the same period in 2013. For the six months ended June 30, 2014, Core property operating revenues increased approximately 3.4 percent and income from Core property operations increased approximately 4.1 percent compared to the same period in 2013.

Balance Sheet
During the second quarter, we closed on loans resulting in proceeds of $54.0 million, bearing a weighted average interest rate of 4.54 percent per annum and maturing in 2034 and 2038 and paid off approximately $36.0 million in mortgages with a weighted average interest rate of 5.64 percent per annum.
On July 1, 2014, we paid off $8.4 million in maturing mortgages with a weighted average interest rate of 5.44 percent per annum.
On July 17, 2014, we amended our $380.0 million line of credit which had a rate of LIBOR plus 1.65 percent per annum, a maturity date in 2016 and a one year extension option. The amended line of credit has $400.0 million available and additional capacity of $100.0 million, a rate of LIBOR plus 1.40 percent per annum at our current leverage level, a maturity date in 2018 and a one year extension option. We also extended our $200.0 million term loan with a rate of LIBOR plus 1.85 percent per annum and a maturity date in 2017. The extension has a maturity date in 2020 and  a rate of LIBOR plus 1.35 percent per annum at our current leverage ratio. In connection with the closing of the term loan, we also entered into a three year swap to fix LIBOR at 1.04 percent per annum.
Interest coverage was approximately 3.3 times in the quarter. Cash on our balance sheet as of June 30, 2014 was approximately $84.8 million. Expanded disclosure on our balance sheet and debt statistics are included in the tables below.
General Information
As of July 21, 2014, we own or have an interest in 379 quality properties in 32 states and British Columbia consisting of 140,303 sites. We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago.
A live webcast of our conference call discussing these results will be available via our website in the Investor Information section at www.equitylifestyle.com at 10:00 a.m. Central Time on July 22, 2014.
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our recent acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2014 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;”

•
the outcome of the case currently pending in the California Superior Court for Santa Clara County, Case No. 109CV140751, involving our California Hawaiian manufactured home property including any post-trial proceedings in the trial court or on appeal; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
Tables follow:

Second Quarter 2014 - Selected Financial Data

(In millions, except per share data, unaudited)

Quarter Ended
June 30, 2014
Income from property operations - 2014 Core (1)	$98.3
Income from property operations - Acquisitions (2)	2.4
Property management and general and administrative (excluding transaction costs)	(17.2)
Other income and expenses	4.7
Financing costs and other	(30.6)
Normalized FFO (3)	57.6
Transaction costs	—
FFO (3)	$57.6

Normalized FFO per share - fully diluted	$0.63
FFO per share - fully diluted	$0.63

Normalized FFO (3)	$57.6
Non-revenue producing improvements to real estate	(7.0)
Funds available for distribution (FAD) (3)	$50.6

FAD per share - fully diluted	$0.55

Weighted average shares outstanding - fully diluted	91.4

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1.	See page 8 for details of the 2014 Core Income from Property Operations.

2.	See page 9 for details of the Income from Property Operations for the properties acquired during 2013 and 2014 (the “Acquisitions”).

3.	See page 6 for a reconciliation of Net income available for Common Shares to FFO, Normalized FFO and FAD. See definitions of FFO, Normalized FFO and FAD on page 20.

Consolidated Income Statement

(In thousands, unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Community base rental income	$106,502	$101,468	$212,547	$202,244
Rental home income	3,746	3,598	7,503	6,992
Resort base rental income	36,888	33,197	81,837	73,936
Right-to-use annual payments	11,241	12,043	22,455	23,566
Right-to-use contracts current period, gross	3,089	3,361	6,012	6,192
Right-to-use contracts, deferred, net of prior period amortization	(1,168)	(1,550)	(2,315)	(2,590)
Utility and other income	16,919	15,787	34,490	32,470
Gross revenues from home sales	6,560	4,217	11,738	6,913
Brokered resale revenue and ancillary services revenues, net	568	932	2,367	2,727
Interest income	1,878	2,076	4,575	3,974
Income from other investments, net (1)	2,628	1,624	4,229	4,104
Total revenues	188,851	176,753	385,438	360,528

Expenses:
Property operating and maintenance	61,217	58,345	119,913	113,401
Rental home operating and maintenance	1,639	1,487	3,547	3,357
Real estate taxes	12,157	11,888	24,642	24,290
Sales and marketing, gross	2,695	3,333	5,100	5,694
Sales and marketing, deferred commissions, net	(710)	(655)	(1,265)	(1,118)
Property management	10,451	10,170	21,083	20,303
Depreciation on real estate assets and rental homes	27,761	29,313	55,403	55,333
Amortization of in-place leases	1,401	159	2,716	318
Cost of home sales	6,155	3,919	11,523	6,700
Home selling expenses	628	454	1,197	981
General and administrative (2)	6,795	6,946	12,555	13,655
Early debt retirement	—	1,381	—	1,381
Property rights initiatives	1,001	1,624	1,312	1,856
Interest and related amortization	28,265	30,377	56,313	60,500
Total expenses	159,455	158,741	314,039	306,651
Income from continuing operations before equity in income of unconsolidated joint ventures	29,396	18,012	71,399	53,877
Equity in income of unconsolidated joint ventures	644	609	2,531	1,185
Consolidated income from continuing operations	30,040	18,621	73,930	55,062

Discontinued Operations:
Net income from discontinued operations	—	3,165	—	6,233
Gain on sale of property, net of tax	—	—	—	958
Income from discontinued operations	—	3,165	—	7,191
Consolidated net income	30,040	21,786	73,930	62,253

Income allocated to non-controlling interest-Common OP Units	(2,229)	(1,597)	(5,710)	(4,730)
Series C Redeemable Perpetual Preferred Stock Dividends	(2,328)	(2,329)	(4,638)	(4,640)
Net income available for Common Shares	$25,483	$17,860	$63,582	$52,883

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1.	For the quarter and six months ended June 30, 2013 includes a $0.1 million and $1.1 million increase, respectively, resulting from the change in the fair value of a contingent asset.

2.	Includes transaction costs, see Reconciliation of Net Income to FFO, Normalized FFO and FAD on page 6.

Reconciliation of Net Income to FFO, Normalized FFO and FAD

(In thousands, except per share data, unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income available for Common Shares	$25,483	$17,860	$63,582	$52,883
Income allocated to common OP Units	2,229	1,597	5,710	4,730
Right-to-use contract upfront payments, deferred, net (1)	1,168	1,550	2,315	2,590
Right-to-use contract commissions, deferred, net (2)	(710)	(655)	(1,265)	(1,118)
Depreciation on real estate assets	24,997	27,681	49,889	52,139
Depreciation on real estate assets, discontinued operations	—	772	—	1,536
Depreciation on rental homes	2,765	1,632	5,514	3,194
Amortization of in-place leases	1,401	159	2,716	318
Depreciation on unconsolidated joint ventures	235	230	462	503
Gain on sale of property, net of tax	—	—	—	(958)
FFO (3)	$57,568	$50,826	$128,923	$115,817
Change in fair value of contingent consideration asset (4)	—	(94)	(65)	(1,112)
Transaction costs (5)	41	200	531	200
Early debt retirement	—	1,381	—	1,381
Normalized FFO (3)	57,609	52,313	129,389	116,286
Non-revenue producing improvements to real estate	(6,991)	(7,160)	(11,303)	(11,240)
FAD (3)	$50,618	$45,153	$118,086	$105,046

Income from continuing operations available per Common Share - Basic	$0.31	$0.18	$0.76	$0.55
Income from continuing operations available per Common Share - Fully Diluted	$0.30	$0.18	$0.76	$0.55

Net income available per Common Share - Basic	$0.31	$0.22	$0.76	$0.64
Net income available per Common Share - Fully Diluted	$0.30	$0.21	$0.76	$0.63

FFO per Common Share - Basic	$0.63	$0.56	$1.42	$1.28
FFO per Common Share - Fully Diluted	$0.63	$0.56	$1.41	$1.27

Normalized FFO per Common Share - Basic	$0.63	$0.58	$1.43	$1.29
Normalized FFO per Common Share - Fully Diluted	$0.63	$0.57	$1.42	$1.28

FAD per Common Share - Basic	$0.56	$0.50	$1.30	$1.16
FAD per Common Share - Fully Diluted	$0.55	$0.50	$1.29	$1.15

Average Common Shares - Basic	83,234	83,021	83,175	83,024
Average Common Shares and OP Units - Basic	90,763	90,477	90,757	90,480
Average Common Shares and OP Units - Fully Diluted	91,420	91,128	91,411	91,110

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1.
We are required by GAAP to defer, over the estimated customer life, recognition of non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The customer life is currently estimated to range from one to 31 years and is based upon our experience operating the membership platform since 2008. The amount shown represents the deferral of a substantial portion of current period upgrade sales, offset by amortization of prior period sales.

2.
We are required by GAAP to defer recognition of commissions paid related to the entry of right-to-use contracts. The deferred commissions will be amortized using the same method as used for the related non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The amount shown represents the deferral of a substantial portion of current period commissions on those contracts, offset by the amortization of prior period commissions.

3.	See definitions of FFO, Normalized FFO and FAD on page 20.

4.	Included in Income from other investments, net on the Consolidated Income Statement on page 5.

5.	Included in general and administrative on the Consolidated Income Statement on page 5.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Community base rental income (2)	$106.5	$101.5	$212.5	$202.2
Rental home income	3.7	3.6	7.5	7.0
Resort base rental income (3)	36.9	33.2	81.8	73.9
Right-to-use annual payments	11.2	12.0	22.5	23.6
Right-to-use contracts current period, gross	3.1	3.4	6.0	6.2
Utility and other income	17.0	15.8	34.5	32.5
Property operating revenues	178.4	169.5	364.8	345.4

Property operating, maintenance, and real estate taxes	73.4	70.2	144.6	137.6
Rental home operating and maintenance	1.6	1.5	3.5	3.4
Sales and marketing, gross	2.7	3.3	5.1	5.7
Property operating expenses	77.7	75.0	153.2	146.7
Income from property operations (1)	$100.7	$94.5	$211.6	$198.7

Manufactured home site figures and occupancy averages:
Total sites	69,951	68,760	69,957	68,765
Occupied sites	64,377	62,992	64,343	62,947
Occupancy %	92.0%	91.6%	92.0%	91.5%
Monthly base rent per site	$551	$537	$551	$535

Core total sites	68,613	68,632	68,619	68,637
Core occupied sites	63,236	62,992	63,202	62,947
Core occupancy %	92.2%	91.8%	92.1%	91.7%
Core monthly base rent per site	$551	$537	$550	$535

Resort base rental income:
Annual	$25.7	$23.5	$50.7	$46.5
Seasonal	3.2	3.0	16.0	14.8
Transient	8.0	6.7	15.1	12.6
Total resort base rental income	$36.9	$33.2	$81.8	$73.9

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1.
See page 5 for a complete Income Statement. The line items that we include in property operating revenues and property operating expenses are also individually included in our Consolidated Income Statement. Income from property operations excludes property management expenses and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.

2.	See the manufactured home site figures and occupancy averages below within this table.

3.	See resort base rental income detail included below within this table.

2014 Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended			Six Months Ended
	June 30,		%	June 30,		%
	2014	2013	Change (2)	2014	2013	Change (2)
Community base rental income (3)	$104.5	$101.5	3.0%	$208.6	$202.2	3.1%
Rental home income	3.7	3.6	3.7%	7.5	7.0	6.9%
Resort base rental income (4)	35.4	33.2	6.5%	78.8	73.9	6.6%
Right-to-use annual payments	11.2	12.0	(6.7)%	22.5	23.6	(4.7)%
Right-to-use contracts current period, gross	3.1	3.4	(8.1)%	6.0	6.2	(2.9)%
Utility and other income	16.5	15.8	4.7%	33.8	32.5	4.4%
Property operating revenues	174.4	169.5	2.9%	357.2	345.4	3.4%

Property operating, maintenance, and real estate taxes	71.8	70.2	2.4%	141.6	137.6	2.9%
Rental home operating and maintenance	1.6	1.5	10.0%	3.5	3.4	5.3%
Sales and marketing, gross	2.7	3.3	(19.2)%	5.1	5.7	(10.5)%
Property operating expenses	76.1	75.0	1.6%	150.2	146.7	2.5%
Income from property operations (1)	$98.3	$94.5	4.1%	$207.0	$198.7	4.1%
Occupied sites (5)	63,303	63,047

Core manufactured home site figures and occupancy averages:
Total sites	68,613	68,632		68,619	68,637
Occupied sites	63,236	62,992		63,202	62,947
Occupancy %	92.2%	91.8%		92.1%	91.7%
Monthly base rent per site	$551	$537		$550	$535

Resort base rental income:
Annual	$24.8	$23.5	5.6%	$49.0	$46.5	5.4%
Seasonal	3.1	3.0	3.4%	15.7	14.8	5.8%
Transient	7.5	6.7	11.0%	14.1	12.6	11.7%
Total resort base rental income	$35.4	$33.2	6.5%	$78.8	$73.9	6.6%

____________________________

1.
2014 Core properties include properties we owned and operated during all of 2013 and 2014. Income from property operations excludes property management expenses and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.

2.	Calculations prepared using actual results without rounding.

3.	See the Core manufactured home site figures and occupancy averages included below within this table.

4.	See resort base rental income detail included below within this table.

5.	Occupied sites as of the end of the period shown. Occupied sites have increased by 115 from 63,188 at December 31, 2013.

Acquisitions - Income from Property Operations (1)

(In millions, unaudited)

	Quarters Ended	Six Months Ended
	June 30, 2014	June 30, 2014
Community base rental income	$2.0	$4.0
Resort base rental income	1.5	3.0
Utility income and other property income	0.4	0.6
Property operating revenues	3.9	7.6

Property operating expenses	1.5	2.9
Income from property operations	$2.4	$4.7

______________________

1.	Represents actual performance of five properties we acquired during 2013 and two properties we acquired during 2014. Excludes property management expenses.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Manufactured homes:
New home	$5.8	$5.6	$11.6	$11.0
Used home	7.9	7.7	15.7	15.2
Rental operations revenues (1)	13.7	13.3	27.3	26.2
Rental operations expense	1.6	1.5	3.5	3.4
Income from rental operations, before depreciation	12.1	11.8	23.8	22.8
Depreciation on rental homes	2.8	1.6	5.5	3.2
Income from rental operations, after depreciation	$9.3	$10.2	$18.3	$19.6

Occupied rentals: (2)
New	2,081	2,013
Used	3,392	3,411
Total occupied rental sites	5,473	5,424

	As of
	June 30, 2014		June 30, 2013
Cost basis in rental homes: (3)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$111.8	$96.4	$111.1	$99.9
Used	65.6	53.6	62.7	55.4
Total rental homes	$177.4	$150.0	$173.8	$155.3

____________________________

1.
For the quarters ended June 30, 2014 and 2013, approximately $9.9 million and $9.8 million, respectively, are included in the Community base rental income in the Consolidated Income from Property Operations table on page 7. For the six months ended June 30, 2014 and 2013, approximately $19.8 million and $19.2 million, respectively, are included in the Community base rental income in the Consolidated Income from Property Operations table on page 7. The remainder of the rental operations revenue is included in the Rental home income in the Consolidated Income from Property Operations table on page 7.

2.	Occupied rentals as of the end of the period shown in our Core portfolio.

3.	Includes both occupied and unoccupied rental homes.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of June 30, 2014
Sites
Community sites	69,900
Resort sites:
Annuals	24,300
Seasonal	9,100
Transient	9,800
Membership (1)	24,100
Joint Ventures (2)	3,100
Total	140,300

Home Sales - Select Data
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
New Home Sales Volume (3)	86	23	131	33
New Home Sales Gross Revenues	$3,726	$1,258	$5,720	$1,739

Used Home Sales Volume	340	398	720	739
Used Home Sales Gross Revenues	$2,834	$2,959	$6,018	$5,174

Brokered Home Resales Volume	243	227	469	447
Brokered Home Resale Revenues, net	$285	$298	$580	$615

__________________________

1.	Sites primarily utilized by approximately 98,300 members. Includes approximately 5,000 sites rented on an annual basis.

2.	Joint venture income is included in the Equity in income from unconsolidated joint ventures in the Consolidated Income Statement on page 5.

3.
Includes 28 and two home sales through our Echo joint venture for the quarter ended June 30, 2014 and 2013, respectively. Includes 42 and two home sales through our Echo joint venture for the six months ended June 30, 2014 and 2013, respectively.

2014 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2014 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) performance of the chattel loans we purchased in connection with a prior acquisition; (viii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (ix) completion of pending transactions in their entirety and on assumed schedule; and (x) ongoing legal matters and related fees.

(In millions, except per share data, unaudited)

Year Ended
December 31, 2014
Income from property operations - 2014 Core (2)	$412.1
Income from property operations - Acquisitions (3)	9.3
Property management and general and administrative	(68.7)
Other income and expenses	18.2
Financing costs and other	(121.0)
Normalized FFO (4)	249.9
Change in fair value of contingent consideration asset	0.1
Transaction costs	(0.5)
FFO (4)	249.5
Depreciation on real estate and other	(105.0)
Depreciation on rental homes	(11.0)
Deferral of right-to-use contract sales revenue and commission, net	(2.3)
Income allocated to OP units	(10.6)
Net income available to common shares	$120.6

Normalized FFO per share - fully diluted	$2.68-$2.78
FFO per share - fully diluted	$2.68-$2.78
Net income per common share - fully diluted (5)	$1.38-$1.48

Weighted average shares outstanding - fully diluted	91.5

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO, Normalized FFO per share, FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented if any of our assumptions are incorrect.

2.	See page 14 for 2014 Core Guidance Assumptions. Amount represents 2013 income from property operations from the 2014 Core Properties of $395.4 million multiplied by an estimated growth rate of 4.2%.

3.	See page 15 for the 2014 Assumptions regarding the Acquisition Properties.

4.	See page 20 for definitions of Normalized FFO and FFO.

5.	Net income per fully diluted common share is calculated before Income allocated to OP Units.

Third Quarter 2014 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2014 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) performance of the chattel loans we purchased in connection with a prior acquisition; (viii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (ix) completion of pending transactions in their entirety and on assumed schedule; and (x) ongoing legal matters and related fees.

(In millions, except per share data, unaudited)

Quarter Ended
September 30, 2014
Income from property operations - 2014 Core (2)	$103.2
Income from property operations - Acquisitions (3)	2.4
Property management and general and administrative	(18.1)
Other income and expenses	4.2
Financing costs and other	(29.9)
Normalized FFO and FFO (4)	61.8
Depreciation on real estate and other	(26.3)
Depreciation on rental homes	(2.7)
Deferral of right-to-use contract sales revenue and commission, net	(0.7)
Income allocated to OP units	(2.6)
Net income available to common shares	$29.5

Normalized FFO per share - fully diluted	$0.65-$0.71
FFO per share - fully diluted	$0.65-$0.71
Net income per common share - fully diluted (5)	$0.32-$0.38

Weighted average shares outstanding - fully diluted	91.5

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO, Normalized FFO per share, FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect.

2.	See page 14 for 2014 Core Guidance Assumptions. Amount represents 2013 income from property operations from the 2014 Core Properties of $98.7 million multiplied by an estimated growth rate of 4.5%.

3.	See page 15 for the 2014 Assumptions regarding the Acquisition Properties.

4.	See page 20 for definitions of Normalized FFO and FFO.

5.	Net income per fully diluted common share is calculated before Income allocated to OP Units.

2014 Core (1)
Guidance Assumptions - Income from Property Operations

(In millions, unaudited)

	Year Ended	2014	Quarter Ended	Third Quarter 2014
	December 31, 2013	Growth Factors (2)	September 30, 2013	Growth Factors (2)
Community base rental income	$406.6	3.0%	$101.9	2.9%
Rental home income	14.2	5.1%	3.6	4.6%
Resort base rental income (3)	147.0	5.5%	39.9	5.3%
Right-to-use annual payments	48.0	(5.9)%	12.3	(7.5)%
Right-to-use contracts current period, gross	13.1	0.6%	3.7	3.7%
Utility and other income	63.6	5.6%	16.2	6.9%
Property operating revenues	692.5	3.2%	177.6	3.1%

Property operating, maintenance, and real estate taxes	276.9	2.6%	73.2	2.9%
Rental home operating and maintenance	7.4	(1.0)%	1.9	(9.3)%
Sales and marketing, gross	12.8	(16.1)%	3.8	(20.4)%
Property operating expenses	297.1	1.7%	78.9	1.5%
Income from property operations (1)	$395.4	4.2%	$98.7	4.5%

Resort base rental income:
Annual	$94.6	5.1%	$23.9	4.8%
Seasonal	22.9	3.8%	3.1	—%
Transient	29.5	8.3%	12.9	7.6%
Total resort base rental income	$147.0	5.5%	$39.9	5.3%

_______________________________

1.
2014 Core properties include properties we expect to own and operate during all of 2013 and 2014. Excludes property management expenses and the GAAP deferral of right to use contract upfront payments and related commissions, net.

2.
Management’s estimate of the growth of property operations in the 2014 Core Properties compared to actual 2013 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth could vary materially from amounts presented above if any of our assumptions are incorrect.

3.	See Resort base rental income table included below within this table.

2014 Assumptions Regarding Acquisition Properties (1)

(In millions, unaudited)

	Year Ended	Quarter Ended
	December 31, 2014 (2)	September 30, 2014 (2)
Community base rental income	$8.0	$2.0
Rental home income	0.1	—
Resort base rental income	6.5	2.1
Utility income and other property income	1.2	0.4
Property operating revenues	15.8	4.5

Property operating, maintenance, and real estate taxes	6.5	2.1
Property operating expenses	6.5	2.1
Income from property operations	$9.3	$2.4

___________________________________

1.	The acquisition properties include five properties acquired during 2013 and two properties acquired during 2014.

2.
Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome for the Acquisition Properties. Actual income from property operations for the Acquisition Properties could vary materially from amounts presented above if any of our assumptions are incorrect.

Right-To-Use Memberships - Select Data

(In thousands, except member count, number of Zone Park Passes, number of annuals and number of upgrades, unaudited)

	Year Ended December 31,
	2010	2011	2012	2013	2014 (1)
Member Count (2)	102,726	99,567	96,687	98,277	98,800
Right-to-use annual payments (3)	$49,831	$49,122	$47,662	$47,967	$45,200
Number of Zone Park Passes (ZPPs) (4)	4,487	7,404	10,198	15,607	18,300
Number of annuals (5)	3,062	3,555	4,280	4,830	5,035
Resort base rental income from annuals	$6,712	$8,069	$9,585	$11,148	$12,370
Number of upgrades (6)	3,659	3,930	3,069	2,999	3,000
Upgrade contract initiations (7)	$17,430	$17,663	$13,431	$13,142	$13,200
Resort base rental income from seasonals/transients	$10,967	$10,852	$11,042	$12,692	$13,600
Utility and other income	$2,059	$2,444	$2,407	$2,293	$2,430

________________________________

1.
Guidance estimate. Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from amounts presented above if any of our assumptions are incorrect.

2.
Members have entered into right-to-use contracts with us that entitle them to use certain properties on a continuous basis for up to 21 days. For the years ended December 31, 2012, 2013 and 2014 (guidance), includes approximately 1,300, 7,000 and 11,000 RV dealer ZPPs, respectively.

3.
The year ended December 31, 2012 and the year ending December 31, 2013, includes $0.1 million and $2.1 million, respectively, of revenue recognized related to our right-to-use annual memberships activated through our dealer program. During the third quarter of 2013, we changed the accounting treatment of revenues and expenses associated with the RV dealer program to recognize as revenue only the cash received from members generated by the program.

4.	ZPPs allow access to any of five geographic areas in the United States.

5.	Members who rent a specific site for an entire year in connection with their right to use contract.

6.
Existing customers that have upgraded agreements are eligible for longer stays, can make earlier reservations, may receive discounts on rental units, and may have access to additional Properties. Upgrades require a non-refundable upfront payment.

7.	Revenues associated with contract upgrades, included in Right-to-use contracts current period, gross, on our Consolidated Income Statement on page 5.

Balance Sheet

(In thousands, except share and per share data)

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Investment in real estate:
Land	$1,065,368	$1,025,246
Land improvements	2,692,191	2,667,213
Buildings and other depreciable property	549,869	535,647
	4,307,428	4,228,106
Accumulated depreciation	(1,116,180)	(1,058,540)
Net investment in real estate	3,191,248	3,169,566
Cash	84,811	58,427
Notes receivable, net	38,208	42,990
Investment in joint ventures	14,709	11,583
Deferred financing costs, net	19,468	19,873
Deferred commission expense	26,585	25,251
Escrow deposits, goodwill, and other assets, net	55,395	64,619
Total Assets	$3,430,424	$3,392,309
Liabilities and Equity
Liabilities:
Mortgage notes payable	$1,984,727	$1,992,368
Term loan	200,000	200,000
Unsecured lines of credit	—	—
Accrued payroll and other operating expenses	77,800	65,157
Deferred revenue – upfront payments from right-to-use contracts	70,988	68,673
Deferred revenue – right-to-use annual payments	14,178	11,136
Accrued interest payable	9,480	9,416
Rents and other customer payments received in advance and security deposits	68,491	59,601
Distributions payable	29,614	22,753
Total Liabilities	2,455,278	2,429,104
Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value 9,945,539 shares authorized as of June 30, 2014 and December 31, 2013; none issued and outstanding as of June 30, 2014 and December 31, 2013. As of June 30, 2014 and December 31, 2013, includes 125 shares 6% Series D Cumulative Preferred stock and 250 shares 18.75% Series E Cumulative Preferred stock; both issued and outstanding	—	—
6.75% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value, 54,461 shares authorized and 54,458 issued and outstanding as of June 30, 2014 and December 31, 2013 at liquidation value	136,144	136,144
Common stock, $0.01 par value 200,000,000 shares authorized as of June 30, 2014 and December 31, 2013; 83,799,206 and 83,313,677 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	837	834
Paid-in capital	1,025,396	1,021,365
Distributions in excess of accumulated earnings	(254,816)	(264,083)
Accumulated other comprehensive loss	—	(927)
Total Stockholders’ Equity	907,561	893,333
Non-controlling interests – Common OP Units	67,585	69,872
Total Equity	975,146	963,205
Total Liabilities and Equity	$3,430,424	$3,392,309

Debt Maturity Schedule & Summary

Secured Debt Maturity Schedule as of June 30, 2014
(In thousands, unaudited)

Year	Amount
2014	29,799
2015	285,569
2016	223,931
2017	93,769
2018	208,528
2019	209,938
2020	127,213
2021+	789,561
Total (1)	$1,968,308

Debt Summary as of June 30, 2014
(In millions, except weighted average interest and average years to maturity, unaudited)

	Total			Secured			Unsecured
	Balance	Weighted Average Interest (2)	Average Years to Maturity	Balance	Weighted Average Interest (2)	Average Years to Maturity	Balance	Weighted Average Interest (2)	Average Years to Maturity
Consolidated Debt	$2,185	5.1%	6.4	$1,985	5.3%	6.8	$200	3.0%	3.0

____________________________

1.	Represents our mortgage notes payable excluding $16.4 million net note premiums and our $200 million term loan as of June 30, 2014.

2.	Includes loan costs amortization.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of June 30, 2014
	Total	% of Total	Total	% of Total	% of Total
Secured debt			$1,985	90.8%
Unsecured debt			200	9.2%
Total debt			$2,185	100.0%	34.4%

Common Shares	83,799,206	92.0%
OP Units	7,330,047	8.0%
Total Common Shares and OP Units	91,129,253	100.0%
Common Share price	$44.16
Fair value of Common Shares			$4,024	96.7%
Perpetual Preferred Equity			136	3.3%
Total Equity			$4,160	100.0%	65.6%

Total market capitalization			$6,345		100.0%

Perpetual Preferred Equity as of June 30, 2014
					Annual Dividend
Series	Callable Date		Outstanding Shares	Liquidation Value	Per Share	Value
6.75% Series C	9/7/2017		54,458	$136	$168.75	$9.2

Non-GAAP Financial Measures

Funds from Operations (“FFO”) is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
Normalized Funds from Operations (“Normalized FFO”) is a non-GAAP measure. We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items.
We believe that FFO and Normalized FFO are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions and the change in fair value of our contingent consideration asset from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
Funds available for distribution (“FAD”) is a non-GAAP financial measure. We define FAD as Normalized FFO less non-revenue producing capital expenditures.
Investors should review FFO, Normalized FFO and FAD, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. We compute FFO in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Normalized FFO presented herein is not necessarily comparable to normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount. FFO, Normalized FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.